Exhibit 99.1

SPARK I ACQUISITION CORPORATION

AUDIT COMMITTEE CHARTER

(Adopted on December 16, 2021)

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Spark I Acquisition Corporation (the “Company”) shall be appointed by the Board to perform the duties and responsibilities set forth in this charter.

A.	PURPOSE

The purpose of the Committee shall be to assist the Board in its oversight of:

1.   the accounting and financial reporting processes and internal controls of the Company;

2.   the audit and integrity of the Company’s financial statements;

3.   the Company’s compliance with applicable law (including U.S. federal securities laws and other legal and regulatory requirements);

4.   the qualifications, independence and performance of the Company’s independent auditors; and

5.   the implementation and performance of the Company’s internal audit function, if applicable.

The Committee shall also be responsible for preparing the report required by the Securities and Exchange Commission (the “SEC”) rules to be included in the Company’s proxy statement for the annual meeting of stockholders, and for performing other duties and responsibilities as are enumerated in or consistent with this charter.

The function of the Committee is primarily one of oversight. The Company’s management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing and reviewing those financial statements. The Committee is responsible for assisting the Board in overseeing the conduct of these activities by management and the independent auditor. The Committee is not responsible for providing any expert or special assurance as to the financial statements or other financial information provided by the Company to its stockholders or others or as to the independent auditor’s work.

B.	Composition

1.   Membership. The Committee shall consist of at least three members of the Board. The members of the Committee shall be appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee and serve until the earlier of their resignation or removal by the Board in its discretion.

2.   Qualifications. The members of the Committee must satisfy the following qualifications; provided, however, that the Company may avail itself of any phase-in rules applicable to newly-listed companies:

a.	each member of the Committee shall meet the independence standards established by the securities exchange on which the Company’s securities are listed and the SEC, as determined by the Board after consideration of all factors determined to be relevant under the rules and regulations of the securities exchange on which the Company’s securities are listed and the SEC;

b.	each member of the Committee must be able to read and understand fundamental financial statements and otherwise must comply with all financial literacy requirements of the securities exchange on which the Company’s securities are listed;

c.	at least one member of the Committee must be an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K (a person who satisfies the definition of “audit committee financial expert” will also be presumed to have the financial literacy requirements of the securities exchange on which the Company’s securities are listed);

d.	no Committee member may serve simultaneously on the audit committees of more than two other public companies unless the Board determines that such simultaneous service will not impair the ability of such member to effectively serve on the Committee and the Company discloses such determination in its annual proxy statement;

e.	no person may serve as a member of the Committee if the person has participated in the preparation of the financial statements of the Company or any of the Company’s current subsidiaries at any time during the past three years; and

f.	any other criteria required by applicable law or the rules and regulations of the SEC, the securities exchange on which the Company’s securities are listed and such other qualifications as may be established by the Board from time to time.

3.   Chairperson. The Board may designate a chairperson of the Committee (the “Chairperson”). The Chairperson of the Committee (or, in the Chairperson’s absence, a member designated by the Chairperson or the Committee) shall preside at each meeting of the Committee, set the agendas for the Committee meetings and report regularly to the Board regarding the Committee’s activities. In the absence of that designation, the Committee may designate a Chairperson by majority vote of the Committee members, provided that the Board may replace any Chairperson designated by the Committee at any time.

C.	Responsibilities

The following are the principal recurring responsibilities of the Committee. The Committee may perform other functions that are consistent with its purpose and applicable law, rules and regulations, and as the Board or Committee deem appropriate. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

1.   Appoint and Oversee Independent Auditor; Approve Audit and Non-Audit Services. The Committee will be directly responsible for appointing, compensating, retaining, evaluating and overseeing an independent registered public accounting firm to act as the Company’s independent auditor for the purpose of auditing the Company’s financial statements, books, records, accounts and internal control over financial reporting, and, where appropriate, replacing the independent auditor. The Committee shall also appoint, retain, compensate, oversee and, where appropriate, replace any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each such independent registered public accounting firm shall report directly to the Committee. In particular, the Committee shall:

a.	have the sole authority and responsibility to select, retain, compensate, evaluate, oversee, and, where appropriate, terminate and replace any independent registered public accounting firm engaged to prepare or issue an audit report or perform other audit, review, or attest services for the Company;

b.	at least annually, receive an audit engagement letter and either execute it on behalf of the Company or, if the Committee or its chairperson are not appropriate parties to sign the letter, acknowledge the letter and agree to the terms of engagement;

c.	review and approve, in advance, (i) the scope and plans for the audits and the audit fees and (ii) approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit and tax services to be performed by the independent auditor that are not otherwise prohibited by law or regulations and any associated fees;

d.	in accordance with applicable law, adopt policies and procedures for the Committee’s pre-approval, including delegation to one or more members of the Committee, of the engagement of the Company’s independent auditors or other registered public accounting firms to perform permitted services on an ongoing basis; and

e.	review and resolve any disagreements that may arise between management and each registered public accounting firm.

2.   Evaluate the Independence and Qualifications of the Independent Auditor. The Committee must ensure the independence of the independent auditor. The Committee shall, at least annually, obtain and review a written report by the Company’s independent auditor describing:

a.	the independent auditor’s internal quality control procedures;

b.	any issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

c.	all relationships between the independent auditor and the Company, in order to assess the independent auditor’s independence.

The Committee shall review and discuss with the independent auditor the written report, any other matters required by the applicable requirements of the Public Company Accounting Oversight Board or other regulatory body and any relationships or services that may impact the objectivity and independence of the auditors.

After reviewing the foregoing report, other written disclosures or relevant relationships or services, and the independent auditor’s work throughout the year, the Committee shall evaluate the independent auditor’s qualifications, performance and independence.

In making its evaluation, the Committee shall take into account the opinions of management and, when the Company has an internal audit function, the opinions of the Company’s internal auditors (or other personnel responsible for the internal audit function). This evaluation shall also include the review and evaluation of the lead partner of the independent auditor. The Committee will assure the regular rotation of the lead audit partner at least once every five years as required by law, and shall consider whether regular rotation of the audit firm itself is necessary to assure continuing auditor independence.

The Committee shall present its conclusions with respect to the independence and qualifications of the independent auditor to the full Board.

3.   Review of Internal Controls and Integrity of Financial Statements. The Committee shall meet with management, the internal audit department, if applicable, and the Company’s independent auditor to review and discuss the Company’s internal controls and the integrity of the Company’s audited financial statements. Included in this process shall be review of:

a.	the scope and timing of the annual audit of the Company’s financial statements;

b.	the Company’s annual audited and quarterly unaudited financial statements and annual and quarterly reports on Form 10-K and Form 10-Q, including the disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; the Committee shall make a recommendation to the Board as to whether the audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be included in the Company’s Form 10-K for filing with the SEC;

c.	the results of the independent audit and the quarterly reviews, and the independent auditor’s opinion on the audited financial statements;

d.	the quality and adequacy of the Company’s internal controls, and discussion with management and the independent auditor with regard to any significant deficiencies or material weaknesses in the design or operation of, and any material changes in, the Company’s internal controls;

e.	the Company’s disclosure controls and procedures, as well as the quarterly assessments of such controls and procedures by the Chief Executive Officer and Chief Financial Officer;

f.	any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

g.	any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

h.	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

i.	any audit problems or difficulties the independent auditor encountered in the course of its audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

Among the items the Committee shall review with the independent auditor are: accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letters issued, or proposed to be issued, by the independent auditor. Such review shall also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function when the Company has an internal audit function.

4.   Review of Financial Information Presentation, Earnings Press Releases and Guidance. The Committee shall periodically discuss with management the Company’s procedures with respect to the presentation of the Company’s financial information (paying attention to any use of “pro forma” or “adjusted” non-GAAP information) and review earnings press releases, earnings guidance provided to analysts and rating agencies and financial information provided to the public, analysts and ratings agencies.

5.   Internal Audit Function. The Committee shall, as applicable, oversee the design, implementation and performance of the Company’s internal audit function, including by:

a.	reviewing and approving the charter of the internal audit function and any amendments;

b.	reviewing the responsibilities, functions, qualifications, budget, performance, objectivity, and the scope and results of internal audits;

c.	approving the hiring, promotion, demotion or termination of the person in charge of the Company’s internal audit function; and

d.	reviewing the results of the internal audit program, including significant issues in internal audit reports and responses by management.

6.   Hiring Policies. The Committee shall set hiring policies with regard to the hiring of employees or former employees of the Company’s independent auditor and oversee compliance with such policies.

7.   Related Party Transactions. The Committee shall review, approve and monitor related party transactions involving directors or executive officers as further detailed in the Company’s Related Person Transactions Policy, including the development and maintenance of policies and procedures for the Committee’s review, approval and/or ratification of such transactions.

8.   Complaint Procedures. The Committee shall adopt and oversee procedures to address complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The procedures shall allow for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

9.   Compliance with Laws. On at least an annual basis, the Committee shall review and discuss with management and the independent auditor (a) the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs and (b) reports regarding compliance with applicable laws, regulations and internal compliance programs. The Committee must discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any reports or complaints that raise material issues regarding the Company’s financial statements or policies. The Committee must discuss with the Company’s senior legal officer any legal matters that may have a material impact on the financial statements or the Company’s compliance procedures.

10.   Enterprise Risk Management. The Committee shall review and discuss with management, including the Company’s internal audit function, if applicable, and the Company’s independent auditor guidelines and policies to identify, monitor, and address enterprise risks. This shall include discussion of the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Committee shall also oversee and monitor management’s plans to address such risks. In connection with its review of enterprise risk, management’s assessment thereof and any draft risk factors presented by management, the Committee is entitled to rely on management’s identification and assessment of the operational, financial, strategic, regulatory and other risks described.

11.   Report to Full Board. The Committee must review with the full Board any issues that arise regarding: (a) the quality or integrity of the Company’s financial statements; (b) the Company’s compliance with legal or regulatory requirements; (c) the performance and independence of the Company’s independent auditor; and (d) the performance of the internal audit function, if applicable.

12.   Advisors. The Committee is authorized to engage independent legal, accounting and other advisors as it determines necessary or appropriate to carry out its duties.

13.   Funding. The Company must provide appropriate funding, as determined by the Committee, for the payment of:

a.	compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

b.	compensation to any advisers engaged by the Committee; and

c.	ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

14.   Committee Evaluation. The Committee shall conduct and present to the Board an annual self-performance evaluation of the Committee.

15.   Charter. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval. The Company shall make a copy of this charter publicly available on its website, and shall disclose how to access this charter in its proxy statement.

D.	General

1.   The Committee shall meet at such times as the Committee shall determine; however, the Committee must meet at least quarterly and shall meet periodically with members of management as deemed appropriate, the head of the internal audit department, if applicable, and the independent auditor in separate executive sessions, when deemed necessary by the Committee, or at any time that the independent auditors or, if applicable, the internal auditors believe communication to the Committee is required. The Committee may meet in person or by telephone or video conference.

2.   Minutes are kept of each meeting of the Committee, and the Committee must regularly provide reports of its actions to the Board.

3.   The Committee may delegate its authority to subcommittees or the Chairperson of the Committee when it deems it appropriate and in the best interests of the Company and when such delegation would not violate applicable law, regulation or the securities exchange on which the Company’s securities are listed or SEC requirements.

4.   The Committee has the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee. The Committee may establish its own meeting schedules, which it shall provide to the Board.

5.   The Committee may invite to its meetings other Board members, Company management and such other persons as the Committee deems appropriate in order to carry out its responsibilities.

6.   Members of the Committee can receive such fees, if any, for their service as Committee members as may be determined by the Board or a duly authorized Board committee, as applicable. Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

7.   The Committee shall be given full access to the chairperson of the Board, management, the independent auditor and, if applicable, the internal auditor, as well as the Company’s books, records, facilities and other personnel.